Exhibit 99.1

PRESS RELEASE

Contact:
Wayne Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL REPORTS 25 PERCENT NET INCOME GROWTH FOR
FIRST QUARTER FISCAL 2007

Revenue Increases 15 Percent on Strong Performance in Chemicals and Petroleum,
Finance and Transfer Pricing Practices

BOSTON, Mass., March 22, 2007 — CRA International, Inc. (Nasdaq: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today reported financial results for its first quarter ended February 16, 2007.

Revenue for the first quarter of fiscal 2007 increased 14.9 percent to $83.3 million from $72.5 million for the first quarter of fiscal 2006. Net income for the first quarter of fiscal 2007 rose to $7.1 million, or $0.56 per diluted share, from $5.6 million, or $0.47 per diluted share, in the comparable period last year. Weighted average diluted shares outstanding used to calculate earnings per share in the first quarter of fiscal 2007 were 12.6 million, versus 12.1 million in the first quarter of fiscal 2006.

Comments on the First Quarter

“Our first-quarter results reflect the diversity of our revenue base, which we believe is a significant asset for CRA that enables us to take advantage of the changing dynamics within our functional practices and vertical markets,” said James C. Burrows, CRA’s president and chief executive officer. “CRA’s performance during the quarter was led by strong trends in our Chemicals and Petroleum, Finance, and Transfer Pricing practices. Chemicals and Petroleum revenue more than doubled from the first quarter of 2006, with continued strength in activity in the Middle East. In our Finance practice, revenue growth was driven by a steady demand for our services in valuation and securities litigation matters on behalf of accounting firms, investment banks and corporations. Our Transfer Pricing practice continued to see strong contributions from The Ballentine Barbera Group (“BBG”) that we acquired in the third quarter of 2006.”

“Utilization for the first quarter of 2007 was 77 percent, compared with 78 percent in the first quarter a year ago,” said Burrows. “For fiscal 2007, we continue to target a utilization rate of 78 to 80 percent.”

Outlook and Financial Guidance

“Overall, our first-quarter results reflect continued strong demand for CRA’s distinctive brand of economic litigation, and business consulting services,” said Burrows. “We are in a favorable position to sustain this demand in fiscal 2007 as the trends in our target markets continue to generate robust opportunities for our consulting services. Based on this demand forecast, we continue to expect percentage revenue growth in the mid to high teens in fiscal 2007. We anticipate percentage net income growth in the low to mid twenties range, and we expect an EPS growth rate of 18 to 23 percent over fiscal 2006.”

The Company’s fiscal 2007 EPS growth estimate assumes an average diluted share count of 12.6 million shares for the year and a stock price of $51.72, which was derived from the average of the past 10 trading days. Deviations from this stock price will cause EPS to vary based on share dilution from CRA’s stock options and convertible bonds.

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The Company previously postponed its earnings announcement until today. CRA completed its evaluation and reconfirmed the acceptability of the manner in which it accounts for certain payroll taxes and fringe benefit costs related principally to annual cash bonuses.

Conference Call/Webcast Information

CRA International will host a conference call this morning at 9:00 a.m. ET to discuss its first-quarter fiscal 2007 financial results. To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com. CRA’s first-quarter fiscal 2007 conference call also can be heard live by dialing (913) 312-1300 or (800) 665-0430 prior to the start of the call. A replay of the call also will be available on the Company’s website.

About CRA International

Founded in 1965, CRA International is a leading provider of economic and financial expertise and management consulting services. Working with businesses, law firms, accounting firms, and governments, CRA is the preferred consulting firm for complex assignments with pivotal and high-stakes outcomes. The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis. CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and

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technology management. Headquartered in Boston, the firm has more than a dozen offices within the United States and nine offices in Canada, Europe, the Middle East, and the Asia Pacific region. Detailed information about CRA is available at www.crai.com.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, the impact of Financial Accounting Standards Board Statement No. 123R and total stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA’s consolidated statements of income and consolidated balance sheets are attached.

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CRA INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended
	February 16,	February 17,
	2007	2006
Revenues	$83,322	$72,521
Costs of services	51,690	44,081
Gross profit	31,632	28,440

Selling, general and administrative	20,017	18,990
Income from operations	11,615	9,450

Interest and other income (expense), net	611	268
Income before provision for income taxes, minority interest, and equity method investment gain (loss)	12,226	9,718
Provision for income taxes	(5,054)	(4,111)
Income before minority interest and equity method investment gain (loss)	7,172	5,607
Minority interest	—	37
Equity method investment gain (loss), net of tax	(107)	—
Net income	$7,065	$5,644

Net income per share:
Basic	$0.61	$0.50
Diluted	$0.56	$0.47

Weighted average number of shares outstanding:
Basic	11,509	11,263
Diluted	12,593	12,116

CRA INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	February 16,	November 25,
	2007	2006
Assets
Cash and cash equivalents	$117,193	$131,570
Accounts receivable and unbilled, net	111,460	110,480
Other current assets	16,519	17,699
Total current assets	245,172	259,749

Property and equipment, net	24,128	25,055
Goodwill and intangible assets, net	150,094	149,539
Other assets	15,164	11,553
Total assets	$434,558	$445,896

Liabilities and shareholders’ equity
Current liabilities	$71,725	$99,726
Long-term liabilities	100,366	97,394
Total liabilities	172,091	197,120

Total shareholders’ equity	262,467	248,776
Total liabilities and shareholders’ equity	$434,558	$445,896